UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 6, 2018

Date of Report (Date of earliest event reported)

Canbiola, Inc.

(Exact name of registrant as specified in its charter)

Florida	____333-208293_______	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-205-4751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                Emerging growth company       X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2018, Canbiola, Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”) with Dr. Channing Coe (“Dr. Coe”). Pursuant to the Agreement, Dr. Coe agreed to provide strategic planning and market services to the Company from a medical standpoint. The term of the Agreement began on February 6, 2018 and ends on February 6, 2019, unless earlier terminated in accordance with the terms and conditions of the Agreement. As consideration for his services, the Company agreed to pay Dr. Coe a total of 600,000 restricted shares of common stock, which shall vest in tranches of 150,000 shares each on (i) February 6, 2018, (ii) May 6, 2018, (iii) August 6, 2018, and (iv) November 6, 2018.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure regarding the Company’s sale of 600,000 restricted shares of common stock to Dr. Coe in Item 1.01 above is incorporated herein by reference.

On February 8, 2018, the Company approved the issuance of 3,000,000 shares of common stock each to Marco Alfonsi and Carl Dilley as compensation for services rendered as directors of the Company. The 6,000,000 shares are considered fully earned and irrevocable as of February 8, 2018.

All above referenced shares were issued pursuant to Section 4(a)(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canbiola, Inc.

Date: February 9, 2018	By:	___/s/ Marco Alfonsi________ Marco Alfonsi, CEO

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